Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

Strategic Partners Opportunity Funds:

We consent to the incorporation by reference, in this registration statement (No. 333-95849) on Form N-1A, of our report dated April 26, 2007 on the statement of assets and liabilities of the Strategic Partners Opportunity Funds: Jennison Select Growth Fund (hereafter referred to as the “Fund”), including the portfolio of investments, as of February 28, 2007, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the four-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

KPMG LLP

New York, New York

May 30, 2007

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

Strategic Partners Opportunity Funds:

We consent to the incorporation by reference, in this registration statement (No. 333-95849) on Form N-1A, of our report dated April 26, 2007 on the statement of assets and liabilities of the Strategic Partners Opportunity Funds: Dryden Strategic Value Fund (hereafter referred to as the “Fund”), including the portfolio of investments, as of February 28, 2007, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the four-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-CSR.

We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

KPMG LLP

New York, New York

May 30, 2007